UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 524-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2021, Chipotle Mexican Grill, Inc. (“Chipotle”) entered into a new senior, unsecured Revolving Credit Agreement (the “Credit Agreement”) by and among Chipotle, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent. JPMorgan Chase Bank, N.A., Morgan Stanley MUFG Loan Partners, LLC, Truist Bank, Fifth Third Bank, National Association, and Citibank, N.A. acted as joint bookrunners, joint lead arrangers, and co-syndication agents. Bank of America, N.A. acted as documentation agent.

The Credit Agreement provides for a $500 million revolving credit facility (the “Revolving Facility”), including a letter of credit sub-facility up to $20 million. The Revolving Facility will mature on April 13, 2026 and is guaranteed by certain of Chipotle’s material domestic subsidiaries.

Borrowings under the Revolving Facility will bear interest at an initial annual rate of LIBOR plus 1.375%, which is subject to adjustment based on Chipotle’s total leverage ratio, with LIBOR being no less than zero. Chipotle will pay a commitment fee on undrawn amounts under the Revolving Facility at an initial annual rate of 0.175%, which is subject to adjustment based on Chipotle’s total leverage ratio.

The Credit Agreement contains customary representations, warranties and covenants, including financial covenants that require Chipotle to maintain a maximum total leverage ratio of 3.00x and a minimum fixed charge coverage ratio of 1.50x, each as of the last day of each fiscal quarter. In addition, the Credit Agreement includes covenants that limit Chipotle’s ability to (or to permit any subsidiaries to), subject to various exceptions and limitations: (i) create liens on its property, (ii) incur debt at the subsidiary level, (iii) make certain restricted payments, including dividends, and (iv) merge with other companies. The Credit Agreement also contains customary events of default, which may result in the acceleration of any outstanding commitments.

The foregoing is only a summary of the terms and conditions of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit Number	Exhibit Description

10.1	Revolving Credit Agreement dated April 13, 2021, among Chipotle Mexican Grill, Inc. and JPMorgan Chase Bank, N.A., Administrative Agent, and other lenders party to the Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

April 16, 2021	By:	/s/ John R. Hartung
Name: John R. Hartung
Title: Chief Financial Officer